Exhibit 23.1


         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Swiss Medica, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Swiss Medica, Inc. for the year ended December 31, 2005 of our report dated March 24, 2006 and contained in the Amendment to Registration Statement No. 333-122817 of Swiss Medica, Inc. Form SB-2 under the Securities Act of 1933 insofar as such report relates to the financial statements of Swiss Medica, Inc. for the year ended December 31, 2005.


                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                    --------------------------------------------
                    Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
April 5, 2006